Exhibit 99.1

Synchronoss Technologies Reports Second Quarter 2024 Results

Q2 Revenue Grew 6% Year-Over-Year to $43.5 Million, Including 90.5% Recurring Revenue

GAAP Gross Margin Expands to 67.5%; Adjusted Gross Margin Rises to 77.5%

Year-Over-Year, Net Income Increased by $11.1 Million, EPS Improved to $0.01 from $(1.13) and Adjusted EBITDA Improved 115% to $13.0 Million

Retired the Company’s Preferred Stock, Reducing Total Net Debt and Cost of Capital,
Using a New $75 million Term Loan Facility

BRIDGEWATER, NJ - August 6, 2024 - Synchronoss Technologies Inc. (“Synchronoss” or the “Company”) (Nasdaq: SNCR), a global leader and innovator in personal Cloud platforms, today reported financial results for its second quarter ended June 30, 2024.

Second Quarter and Recent Operational Highlights
•Reported total revenue of $43.5 million, driven primarily by 6.1% subscriber growth year-over-year.
•Generated $78 thousand in net income, $4.3 million in income from operations, $7.6 million in free cash flow, and $13.0 million in adjusted EBITDA.
•Repurchased all of the Company’s $60.8 million of outstanding Preferred Stock at a discounted price of $52.6 million and $19.7 million of Senior Notes at a discounted price of $16.5 million, using a $75 million new financing that lowers its total debt and cost of capital.
•Partnered with Verizon to provide customers Unlimited Cloud Storage as part of their new myPlan and myHome Perks offers, deepening an already longstanding partnership with the wireless carrier.
•Announced the appointment of Junji Nishihara as the new Country Manager for Japan. Japan has been a long-standing market of focus for the Company, and continues to represent a significant growth opportunity for our personal cloud platform.

Management Commentary
“We are pleased with our strong results for the quarter, including year-over-year growth in revenue, more than doubling our adjusted EBITDA, and an approximately $11 million increase in net income. Our strategic transformation into a focused, high margin, cloud-only business is complete, and yielding the improving free cash flow and profitability we expected,” stated Jeff Miller, President and CEO of Synchronoss. “Our opportunistic retirement of our preferred stock and a portion of our Senior Notes, both at a significant discount to face value, were the latest accomplishments of our planned strategic initiatives designed to streamline our business and bolster our balance sheet. We were able to lower our cost of capital, which will result in additional cash generation capabilities to provide greater operational flexibility. Continuing to execute on our strategic decisions, gives us confidence in our ability to consistently deliver top-line growth with improved profitability and free cash flow generation going forward.”

Second Quarter 2024 Financial Results:
On October 31, 2023, the Company entered into an Asset Purchase Agreement to divest its Messaging and NetworkX businesses. As such, unless otherwise noted, all financial metrics herein represent continuing operations, except for comparative purposes to the Consolidated Statements of Cash Flows for full year 2023, which were presented for the whole company at the time.

•Total revenue increased to $43.5 million from $41.0 million in the prior year period, driven primarily by 6.1% cloud subscriber growth.
•Quarterly recurring revenue was 90.5% of total revenue, compared to 89.5% in the prior year period.
•Gross profit increased 13.6% to $29.3 million (67.5% of total revenue) from $25.8 million (62.9% of total revenue) in the prior year period.
•Adjusted Gross profit increased 12.1% to $33.7 million (77.5% of total revenue) from $30.0 million (73.2% of total revenue) in the prior year period.
•Income (loss) from operations was $4.3 million, a significant improvement from a loss of $(5.1) million in the prior year period.
•Net income (loss) was $78 thousand, or $0.01 per share, compared to $(11.0) million, or $(1.13) per share, in the prior year period. Net income from discontinued operations was $0.7 million, or $0.08 per share, in the prior year period.
•Adjusted EBITDA (a non-GAAP metric reconciled below) increased 115% to $13.0 million (29.9% of total revenue) from $6.1 million (14.4% of total revenue) in the prior year period.
•Cash and cash equivalents were $23.6 million at June 30, 2024, compared to $19.1 million at March 31, 2024. In the second quarter of 2024, free cash flow was $7.6 million and adjusted free cash flow was $8.9 million, compared to $6.4 million and $9.6 million, respectively, in the prior year period. The Company did not receive additional U.S. federal tax refunds during the period, leaving its remaining balance due at approximately $28 million, which is expected to be received in the second half of 2024.

2024 Financial Outlook
The Company is revising two 2024 outlook items upwards to more accurately reflect current expectations:

•The Company now expects adjusted Gross Margin of between 73%-77% (previously 70%-75%);
•The Company now expects adjusted EBITDA of between $43 million and $46 million (previously $42 million to $45 million), which equals at least 25% adjusted EBITDA margin.

The Company is reiterating its other 2024 outlook items, including:

•Revenue range of between $170 and $175 million, which equals a range of 5-8% growth year-over-year;
•Recurring revenue of between 85-90% of total revenue;
•Net cash flow of at least $10 million (including debt amortization).

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures." With respect to forward looking statements related to adjusted EBITDA, the Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K and has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted GAAP net income (loss) attributable to Synchronoss or to forecasted GAAP income (loss) from operations, before taxes, within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, other income, other expense, (provision) benefit for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, gain (loss) on divestitures, net (loss) income attributable to redeemable noncontrolling interests.

Conference Call
Synchronoss will hold a conference call today, August 6, 2024, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Synchronoss management will host the call, followed by a question-and-answer period.

Registration Link: Click here to register:
https://register.vevent.com/register/BI0189d02caf9f4bb2bb539badcb970531

Please register online at least 10 minutes prior to the start time. Upon registration, the webcast platform will provide dial-in numbers and a unique access code. If you have any difficulty with registration or connecting to the conference call, please contact Investor Relations at SNCRIR@icrinc.com.

The conference call will be broadcast live and available for replay here:
https://edge.media-server.com/mmc/p/wt65rd4f/ and via the Investor Relations section of Synchronoss' website at www.synchronoss.com.

Non-GAAP Financial Measures
Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP although this non-GAAP financial information is derived from numbers that have been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, adjusted gross profit, adjusted gross margin, adjusted EBITDA, non-GAAP net income (loss) attributable to Synchronoss, diluted non-GAAP net income (loss) per share, free cash flow, and adjusted free cash flow (which excludes cash payments and receipts related to non-core business activities). The Company believes that the exclusion of non-routine cash-settled expenses, such as litigation and remediation costs (net) and restructuring costs in the calculation of adjusted free cash flow which do not correlate to the operation of its business, provide for more useful period-to-period comparisons of the Company’s results. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, litigation, remediation and refiling costs and depreciation and amortization, interest income, interest expense, loss (gain) on divestitures, other (income) expense, provision (benefit) for income taxes, and net loss (income) attributable to noncontrolling interests, and preferred dividends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Forward-Looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of federal securities law. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, though not always made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “will,” “seek,” “estimate,” “project,” “projection,” “annualized,” “strive,” “goal,” “target,” “outlook,” “aim,” “expect,” “plan,” “anticipate,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are based on current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations, any of which, by their nature, are uncertain and beyond our control. Accordingly, we caution you that any such forward looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward looking statements. Except as otherwise indicated, these forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the impact of legal proceedings involving the Company, including the litigation by the Securities and Exchange Commission against certain former employees of the Company described in the Company’s most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the SEC and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, expected to be filed with the SEC in the third quarter of 2024. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Synchronoss
Synchronoss Technologies (Nasdaq: SNCR), a global leader in personal Cloud solutions, empowers service providers to establish secure and meaningful connections with their subscribers. Our SaaS Cloud platform simplifies onboarding processes and fosters subscriber engagement, resulting in enhanced revenue streams, reduced expenses, and faster time-to-market. Millions of subscribers trust Synchronoss to safeguard their most cherished memories and important digital content. Explore how our Cloud-focused solutions redefine the way you connect with your digital world at www.synchronoss.com.

Media Relations Contact:
Domenick Cilea
Springboard
dcilea@springboardpr.com

Investor Relations Contact:
Ryan Gardella
ICR for Synchronoss
SNCRIR@icrinc.com

-Financial Tables to Follow-

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	June 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$23,648	$24,572
Accounts receivable, net	19,859	23,477
Operating lease right-of-use assets	10,702	14,791
Goodwill	181,574	183,908
Other assets	59,889	63,589
Total assets	$295,672	$310,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$39,467	$46,602
Debt, current	1,875	—
Deferred revenues	1,059	1,095
Debt, non-current	184,357	136,215
Operating lease liabilities, non-current	20,255	23,593
Other liabilities	5,540	4,898
Preferred stock	—	58,802
Redeemable noncontrolling interest	12,500	12,500
Stockholders’ equity	30,619	26,632
Total liabilities and stockholders’ equity	$295,672	$310,337

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenues	$43,458	$41,019	$86,423	$83,004
Costs and expenses:
Cost of revenues[1]	10,401	11,488	20,624	22,448
Research and development	11,896	13,274	22,227	26,018
Selling, general and administrative	12,788	17,256	26,045	33,222
Restructuring charges	48	21	267	363
Depreciation and amortization	4,028	4,064	8,387	7,996
Total costs and expenses	39,161	46,103	77,550	90,047
Income (loss) from operations	4,297	(5,084)	8,873	(7,043)
Interest income	183	127	391	221
Interest expense	(3,486)	(3,461)	(7,003)	(6,915)
Other income (expense), net	1,220	(268)	5,031	(3,243)
Income (loss) from continuing operations, before taxes	2,214	(8,686)	7,292	(16,980)
Provision for income taxes	(2,708)	(532)	(3,311)	(827)
Net (loss) income from continuing operations	(494)	(9,218)	3,981	(17,807)
Discontinued operations:
Income (loss) from discontinued operations, before taxes	—	951	—	(627)
Provision for income taxes	—	(251)	—	(1,015)
Net income (loss) from discontinued operations	—	700	—	(1,642)
Net (loss) income	(494)	(8,518)	3,981	(19,449)
Net income attributable to redeemable non-controlling interests	5	14	—	28
Preferred stock dividend and gain on repurchase of preferred stock	567	(2,475)	(1,562)	(4,949)
Net income (loss) attributable to Synchronoss	$78	$(10,979)	$2,419	$(24,370)
Earnings (loss) per share:
Basic:
Net income (loss) from continuing operations	$0.01	$(1.21)	$0.24	$(2.35)
Net income (loss) from discontinued operations	—	0.08	—	(0.17)
Basic	$0.01	$(1.13)	$0.24	$(2.52)
Diluted:
Net income (loss) from continuing operations	$0.01	$(1.21)	$0.24	$(2.35)
Net income (loss) from discontinued operations	—	0.08	—	(0.17)
Diluted	$0.01	$(1.13)	$0.24	$(2.52)
Weighted-average common shares outstanding:
Basic	10,042	9,685	9,942	9,669
Diluted	10,424	9,685	10,265	9,669
_________________________________
1    Cost of revenues excludes depreciation and amortization which are shown separately.

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Six Months Ended June 30,
	2024	2023
Net income (loss) from continuing operations	$3,981	$(17,807)
Net loss from discontinued operations	—	(1,642)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Non-cash items	10,341	23,446
Changes in operating assets and liabilities	(2,482)	8,559
Net cash provided by operating activities	11,840	12,556

Investing activities:
Purchases of fixed assets	(896)	(994)
Purchases of intangible assets and capitalized software	(6,614)	(9,350)
Net cash used in investing activities	(7,510)	(10,344)
Financing activities:
Net cash used in financing activities	(5,105)	(4,904)
Effect of exchange rate changes on cash	(149)	100
Net decrease in cash and cash equivalents	(924)	(2,592)

Beginning cash and cash equivalents from continuing operations	24,572	18,310
Beginning cash and cash equivalents from discontinued operations	—	3,611
Beginning cash and cash equivalents	24,572	21,921
Ending cash and cash equivalents from continuing operations	23,648	15,342
Ending cash and cash equivalents from discontinued operations	—	3,987
Ending cash and cash equivalents	$23,648	$19,329

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$43,458	$41,019	$86,423	$83,004
Less: Cost of revenues	10,401	11,488	20,624	22,448
Less: Restructuring[1]	—	—	—	92
Less: Depreciation and Amortization[2]	3,723	3,716	7,724	7,308
Gross Profit	29,334	25,815	58,075	53,156
Gross Profit as % of Revenue	67.5%	62.9%	67.2%	64.0%
Gross Profit increase (decrease) %	13.6%		9.3%

Add / (Less):
Stock-based compensation expense	71	73	94	152
Restructuring, transition and cease-use lease expense	532	414	556	597
Depreciation and Amortization[2]	3,723	3,716	7,724	7,308
Adjusted Gross Profit	$33,660	$30,018	$66,449	$61,213
Adjusted Gross Margin	77.5%	73.2%	76.9%	73.7%
_________________________________
1    Amounts associated with cost of revenues.
2    Depreciation and Amortization contains a reasonable allocation for expenses associated with cost of revenues.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP Net income (loss) attributable to Synchronoss	$78	$(10,979)	$2,419	$(24,370)
Less: Net loss (income) from discontinued operations	—	(700)	—	1,642
GAAP Net income (loss) attributable to Synchronoss excluding discontinued operations	78	(11,679)	2,419	(22,728)
Add / (Less):
Stock-based compensation expense	1,245	1,392	2,355	2,851
Restructuring, transition and cease-use lease expense	2,333	2,642	2,800	3,358
Amortization expense[1]	273	273	546	534
Sublease receivable impairment	806	—	806	—
Change in contingent consideration	—	659	—	659
Litigation, remediation and refiling costs, net	291	2,384	672	4,343
Non-GAAP Net income attributable to Synchronoss	$5,026	$(4,329)	$9,598	$(10,983)

Non-GAAP Net (loss) income per share:
Basic	$0.50	$(0.45)	$0.97	$(1.14)
Diluted	$0.48	$(0.45)	$0.94	$(1.14)
Weighted-average shares outstanding:
Basic	10,042	9,685	9,942	9,669
Diluted	10,424	9,685	10,265	9,669
_________________________________
1    Amortization from acquired intangible assets.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited) (In thousands)

	Three Months Ended					Six Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Net income (loss) attributable to Synchronoss	$78	$2,341	$(35,001)	$(5,171)	$(10,979)	$2,419	$(24,370)
Add / (Less):
Stock-based compensation expense	1,245	1,110	501	1,037	1,392	2,355	2,851
Restructuring, transition and cease-use lease expense	2,333	467	4,140	203	2,642	2,800	3,358
Sublease receivable impairment	806	—	—	—	—	806	—
STIN Note receivable impairment	—	—	—	4,834	—	—	—
Change in contingent consideration	—	—	—	824	659	—	659
Litigation, remediation and refiling costs, net	291	381	807	1,654	2,384	672	4,343
Net loss (income) from discontinued operations	—	—	2,501	(8)	(700)	—	1,642
Loss on sale of discontinued operations	—	—	16,382	—	—	—	—
Depreciation and amortization	4,028	4,359	4,352	4,482	4,064	8,387	7,996
Interest income	(183)	(208)	(56)	(149)	(127)	(391)	(221)
Interest expense	3,486	3,517	3,566	3,482	3,461	7,003	6,915
Other expense (income), net	(1,220)	(3,811)	6,341	(4,456)	268	(5,031)	3,243
Provision (benefit) for income taxes	2,708	603	3,893	23	532	3,311	827
Net (income) loss attributable to noncontrolling interests	(5)	5	(26)	18	(14)	—	(28)
Preferred stock dividend and gain on repurchase of preferred stock	(567)	2,129	2,584	2,474	2,475	1,562	4,949
Adjusted EBITDA (non-GAAP)	$13,000	$10,893	$9,984	$9,247	$6,057	$23,893	$12,164

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$11,313	$11,261	$11,840	$12,556
Add / (Less):
Capitalized software	(3,328)	(4,756)	(6,614)	(9,350)
Property and equipment	(379)	(118)	(896)	(994)
Free Cashflow	7,606	6,387	4,330	2,212
Add: Litigation and remediation costs, net	450	2,358	3,006	5,184
Add: Restructuring	869	898	2,211	2,101
Adjusted Free Cashflow	$8,925	$9,643	$9,547	$9,497